                                                                      EXHIBIT 11


                   AMERICAN SOFTWARE, INC. AND SUBSIDIARIES
            Statement re: computation of Per Share Earnings (Loss)



                                          Three Months Ended      Nine Months Ended
                                        ----------------------  ----------------------
                                             January 31,             January 31,
                                        ----------------------  ----------------------
                                           1997        1996        1997        1996
                                        ----------  ----------  ----------  ----------
Common stock:
  Weighted average common
     shares outstanding:
       Class A shares                   17,544,924  17,415,385  17,513,539  17,420,532
       Class B shares                    4,815,289   4,836,998   4,815,289   4,839,289
                                        ----------  ----------  ----------  ----------
                                        22,360,213  22,252,383  22,328,828  22,259,821
  Dilutive effect of outstanding
     Class A common stock
     options (as determined by
     the application of the treasury
     stock method using the
     average market price for
     the period)                         1,472,738           -   1,558,479     863,052
                                        ----------  ----------  ----------  ----------

          Totals                        23,832,951  22,252,383  23,887,307  23,122,873
                                        ==========   =========   =========  ==========

Net earnings (loss)                    $ 1,146,406  $ (775,823) $  387,084 $     1,062
                                        ==========   =========   =========  ==========
Earnings (loss) per common
  and common equivalent share          $       .05  $     (.03) $      .02  $        -
                                        ==========   =========   =========  ==========

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